                                                                           10.25

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                CallNOW.Com, Inc.


                                       AND

                          EDEN CAPITAL FUND LIMITED and
                                UPPER BROOK LTD.


                               DATED JULY 30, 1999

                                                 TABLE OF CONTENTS

                                                                                                               Page
STOCK PURCHASE AGREEMENT.........................................................................................1

1.       DEFINITIONS.............................................................................................2

2.       SALE AND PURCHASE OF SHARES.............................................................................2
                      2.1.    Sale and Purchase of Shares........................................................2
                      2.2.    Closing............................................................................2

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................3
                      3.1.    Organization and Standing..........................................................3
                      3.2.    Subsidiaries.......................................................................3
                      3.3.    Certificate or Articles of Incorporation and Bylaws................................4
                      3.4.    Capital Structure of the Company...................................................4
                      3.5.    Directors, Officers and Employees..................................................4
                      3.6.    Financial Statements...............................................................4
                      3.7.    No Liabilities.....................................................................5
                      3.8.    Accounts Receivable; Accounts Payable..............................................5
                      3.9.    Taxes..............................................................................5
                      3.10.   Conduct of Business; Absence of Material Adverse Change............................7
                      3.11.   Title to Property and Assets.......................................................8
                      3.12.   Insurance..........................................................................8
                      3.13.   Intellectual Property..............................................................9
                      3.14.   Year 2000 Compliance..............................................................10
                      3.15.   Debt Instruments..................................................................10
                      3.16.   Leases............................................................................11
                      3.17.   Other Agreements..................................................................11
                      3.18.   Books and Records.................................................................13
                      3.19.   Litigation; Disputes..............................................................13
                      3.20.   Labor Relations...................................................................13
                      3.21.   Employee Benefit and Compensation Plans and Arrangements..........................14
                      3.22.   Transactions with Related Parties.................................................14
                      3.23.   Operations of the Company.........................................................14
                      3.24.   Restrictions and Consents.........................................................14
                      3.25.   Authorization; No Conflict........................................................15
                      3.26.   Absence of Violation..............................................................15
                      3.27.   Compliance with Law; Approvals....................................................15
                      3.28.   Binding Obligation................................................................16
                      3.29.   Disclosure........................................................................16
                      3.30.   Use of Proceeds...................................................................16
                      3.31.   Offering of the Securities........................................................17
                      3.32.   Material Customers and Suppliers..................................................17
                      3.33.   SEC Filings.......................................................................17
                      3.34.   Authorization of Agreements, etc. ................................................17
                      3.35.   Company is not an Investment Company. Neither the Company,
                              nor any Subsidiary of the Company is on "Investment Company,
                              as defined in Section 3(c) of the U.S. Investment Company Act of 1940, as amended...............................................................18

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
4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS........................................................18
                      4.1.  Organization and Standing...........................................................18
                      4.2.  Authorization.......................................................................18
                      4.3.  No Registration Under the Securities Act............................................18
                      4.4.  Acquisition for Investment..........................................................19
                      4.5.  Evaluation of Merits and Risks of Investment........................................19
                      4.6.  Additional Information..............................................................19
5.       CONDITIONS PRECEDENT...................................................................................19
                      5.1.  Opinion of Counsel..................................................................19
                      5.2.  Representations and Warranties to be True and Correct...............................19
                      5.3.  Performance.........................................................................19
                      5.4.  All Proceedings to be Satisfactory..................................................20
                      5.5.  Supporting Documents................................................................20
                      5.6.  Documents at Closing................................................................20
                      5.7.  Consents............................................................................20
6.       REGISTRATION RIGHTS....................................................................................21
                      6.1.  Registration of the Shares..........................................................21
                      6.2.  Investor Cooperation................................................................23
                      6.3.  Indemnification.....................................................................24
                      6.4.  Rule 144............................................................................27
                      6.5.  Registration Expenses...............................................................27
7.       SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES..................................................28
                      7.1.  Survival of Representations.........................................................28
                      7.2.  General Indemnity...................................................................28
                      7.3.  Specific Performance................................................................28
                      7.4.  Remedies Cumulative.................................................................28
8.       MISCELLANEOUS..........................................................................................29
                      8.1.  Additional Actions and Documents....................................................29
                      8.2.  No Brokers..........................................................................29
                      8.3.  Jury Waiver.........................................................................29
                      8.4.  Publicity...........................................................................29
                      8.5.  Expenses............................................................................29
                      8.6.  Financial Information...............................................................30
                      8.7.  Assignment..........................................................................30
                      8.8.  Entire Agreement; Amendment.........................................................30
                      8.9.  Waiver..............................................................................30
                      8.10. Severability........................................................................31
                      8.11. Governing Law.......................................................................31
                      8.12. Notices.............................................................................31
                      8.13. Headings............................................................................32
                      8.14. Execution in Counterparts...........................................................32
                      8.15. Binding Effect......................................................................33
EXHIBIT A  Definitions......................................................................................Exh. A

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "Purchase Agreement") is entered into as of July 30, 1999 by and between CallNOW.Com, Inc., a Delaware corporation (the "Company"), Eden Capital Fund Limited, a limited partnership organized under the laws of the Cayman Islands ("Eden") and Upper Brook Ltd. a corporation organized under the laws of the Bahamas ("Upper Brook") together the "Investors".

                  WHEREAS, the Company desires to issue and sell to the Investors, and the Investors desire to subscribe for and acquire from the Company, an equity interest in the Company, upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.   DEFINITIONS

                  For all purposes of this Purchase Agreement, certain capitalized terms specified in Exhibit A shall have the meanings set forth in that Exhibit A, except as otherwise expressly provided.

2.   SALE AND PURCHASE OF SHARES

     2.1.         SALE AND PURCHASE OF SHARES

                  On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Investors, and the Investors, severally and not jointly, agree to purchase from the Company, 545,454 shares (the "Shares") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), at a price per Share of $2.75. The number of Shares to be purchased by each Investor and the purchase price to be paid by each Investor is as set forth on the signature page attached hereto.

     2.2.         CLOSING

                  The closing of the sale and purchase of the Shares shall take place at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m., New York time, on July 30, 1999 hereof or at such other location, date and time as may be agreed upon between the Investors and the Company (the "Closing"). At the Closing, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of such Investor, representing the Shares purchased by such Investor, free and clear of any Encumbrances of whatever nature. As payment in full for the Shares being purchased by it at the Closing, and against delivery of the stock certificate or certificates, on the Closing Date each Investor shall deliver to the Company by wire transfer of immediately available funds the amount set forth below the name of such Investor on the signature page hereto.

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

3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  Except as specifically set forth in the Disclosure Schedule (with a disclosure with respect to a Section of this Purchase Agreement to include a specific reference in the Disclosure Schedule to the Section of this Purchase Agreement to which each such disclosure applies), the Company represents and warrants (which representation and warranty shall be deemed to include the disclosure with respect thereto so specified in the Disclosure Schedule) to the Investors as follows:

     3.1.         ORGANIZATION AND STANDING

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and corporate authority to own, operate and lease its Assets, to carry on its business as currently conducted and to carry out the transactions contemplated hereby. The Company has made available to the Investors complete and correct copies of the certificate of incorporation and by-laws of the Company, with all amendments thereto, as in effect on the date of this Purchase Agreement. The Company is not qualified to conduct business in any other jurisdiction which is not listed on the Disclosure Schedule, and neither the nature of the business conducted by, nor the character of the Assets owned, leased or otherwise held by, the Company makes such qualification necessary except where the failure to be so qualified would have a Material Adverse Effect.

     3.2.         SUBSIDIARIES

                  Except as set forth on the Disclosure Schedule, the Company has no Subsidiaries and no equity investment or other interest in, nor has the Company made advances or loans to, any corporation, association, partnership, joint venture or other entity, other than credit extended in the Ordinary Course of Business. The Disclosure Schedule sets forth (a) the authorized capital stock of each direct and indirect Subsidiary of Company and the percentage of the outstanding capital stock of each Subsidiary directly or indirectly owned by Company, and (b) the nature and amount of any such equity investment, other interest or advance. All of such shares of capital stock of Subsidiaries directly or indirectly held by Company have been duly authorized and validly issued and are outstanding fully paid and nonassessable. Company directly, or indirectly through wholly owned Subsidiaries, owns all such shares of capital stock of the direct or indirect Subsidiaries free and clear of all Encumbrances. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation (as listed in the Disclosure Schedule), and has all requisite corporate power and authority to own, operate and lease its Assets and to carry on its business as currently conducted. Each Subsidiary is qualified to conduct business and is in good standing in the states, countries and territories listed in the Disclosure Schedule. The Subsidiaries are not qualified to conduct business in any other jurisdictions, and neither the nature of their businesses nor the character of the Assets owned, leased or otherwise held by them makes any such qualification necessary. There is no state, country or territory wherein the absence of licensing or qualification as a foreign corporation would have a Material Adverse Effect on the Company or any of its Subsidiaries.

     3.3.         CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS

                  Company has Furnished to the Investors a true and complete copy of the certificate or articles of incorporation of Company and of each Subsidiary, as currently in effect, certified as of a recent date by the Secretary of State (or comparable governmental authority) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of Company and of each Subsidiary, as currently in effect, certified by their respective corporate secretaries. Such certified copies are attached as exhibits to, and part of, the Disclosure Schedule.

     3.4.         CAPITAL STRUCTURE OF THE COMPANY

                  The Disclosure Schedule sets forth the authorized capital stock of the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on the Disclosure Schedule, no shares of capital stock of the Company or any Subsidiary have been reserved for any purpose. Except as set forth on the Disclosure Schedule, there are no outstanding securities convertible into or exchangeable for the capital stock of the Company or any Subsidiary, or warrants to purchase or to subscribe for any shares of such stock or other securities of the Company or any Subsidiary. There are no outstanding Agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase, transfer or registration for sale under the Securities Act of any securities of the Company or any Subsidiary, except as contemplated hereunder or described in the Disclosure Schedule.

     3.5.         DIRECTORS, OFFICERS AND EMPLOYEES

                  The Disclosure Schedule lists all current directors and officers of the Company and all managers and consultants of the Company who, individually, receive or are entitled to receive annual compensation from the Company in excess of $50,000, showing each such person's name, position, and annual remuneration, bonuses and fringe benefits for the current fiscal year. To the knowledge of the Company, during the past ten years no director or officer of the Company has: (i) been arrested or convicted for any crime material to an evaluation of such person's ability or integrity, including, without limitation, any violation of any federal or state law which currently or has previously regulated the types of business in which the Company is currently or has previously been engaged; (ii) filed a petition under federal bankruptcy or any state insolvency laws; or (iii) been a director or officer of a business entity which has filed a petition under federal bankruptcy or any state insolvency laws, or had a receiver or similar officer appointed by a court to administer the business or property of such entity.

     3.6.         FINANCIAL STATEMENTS

                  (a) The Company has prepared and Furnished to the Investors, the audited consolidated balance sheets of the Company as of the end of the fiscal years ending December 31, 1996, 1997 and 1998, and the audited consolidated statements of income, stockholders' equity and cash flow for such periods (the "Audited Financial Statements"). The Company has Furnished to the Investors the unaudited balance sheet of the Company dated March 31, 1999, and the unaudited statements of income, stockholders' equity and cash flow for the three months ended March 31, 1999. (The March 31, 1999, unaudited financial statements and the Audited

Financial Statements are herein referred to collectively as the "Financial Statements"). All of the Financial Statements, including, without limitation, the notes thereto, referred to in this Section or Furnished to the Investors after the date hereof pursuant to this Purchase Agreement: (i) are in accordance with the books and records of the Company, (ii) present fairly in all material respects the consolidated financial position of the Company as of the respective dates and the results of operations and cash flow for the respective periods indicated, and (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods except for the absence of footnotes and customary year-end adjustments in the case of the March 31, 1999, unaudited financial statements (which will not deviate Materially from the other Financial Statements). The Financial Statements set forth all changes in accounting methods (for financial accounting purposes) at any time made, agreed to, or required with respect to the Company.

     3.7.         NO LIABILITIES

                  Except as reflected in the Financial Statements, as of March 31, 1999, there existed no liabilities (whether contingent or absolute, matured or unmatured, known or unknown) of the Company other than (i) incurred in the Ordinary Course of Business and in amounts that are not individually Material, and (ii) for taxes, assessments and other governmental charges, if such taxes, assessments and other charges (x) are not yet due and payable, or (y) are due and payable but can be paid hereafter without penalty or interest and for which a proper accrual relating thereto is reflected in the Financial Statements and which will be paid before penalty or interest begins to accrue thereon. Except as described in the Disclosure Schedule, since March 31, 1999, the Company has not incurred any liabilities (whether contingent or absolute, matured or unmatured, known or unknown) other than in the Ordinary Course of Business and in amounts that are not individually or in the aggregate Material.

     3.8.         ACCOUNTS RECEIVABLE; ACCOUNTS PAYABLE

                  (a) The accounts receivable of the Company shown on the Financial Statements Furnished to the Investors, or thereafter acquired by the Company, have been collected or, to the Company's knowledge, represent valid rights to receive payment for bona fide services rendered or goods sold which are not currently in default, or anticipated to default, and except as set forth on the Disclosure Schedule, are not subject to discounts, rebates or to offsets of any kind.

                  (b) Except as set forth on the Disclosure Schedule, the Company is current on all accounts payable.

     3.9.         TAXES

                  (a) The Company has (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly filed (or obtained extensions with respect to) all Tax Returns required to be filed on or before the Closing Date with respect to all applicable Taxes. No penalties or other charges are or will become due with respect to any such Tax Returns as the result of the late filing thereof. All of the Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete in all Material respects. The Company: (i) has paid all

Taxes due or claimed to be due by any taxing authority in connection with any such Tax Returns; or (ii) has established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in the Financial Statements provided to the Investors adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes. The amounts set up as reserves for Taxes on the Financial Statements are sufficient for the payment of all unpaid Taxes as of the dates thereof, whether or not such Taxes are disputed or are yet due and payable, for or with respect to the period, and for which the Company may be liable in its own right or as a transferee of the Assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) The Company, either individually or in its own right or as a transferee, does not have and on the Closing Date will not have any liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for in the Financial Statements (other than Taxes accruing after March 31, 1999, in the Ordinary Course of Business which are not payable on or prior to the Closing Date).

                  (c) Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of the Company, threatened in respect of any Taxes for which the Company is or may become liable, nor has any deficiency or claim for any such Taxes been proposed, asserted or, to the knowledge of the Company, threatened. The Company has not consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any Taxes against the Company. There is no Agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company and no power of attorney granted by the Company with respect to any tax matters is currently in force.

                  (d) The Company has Furnished or otherwise made available to the Investors true and complete copies of all Tax Returns and all written communications relating to any such Tax Returns or to any deficiency or claim proposed and/or asserted, irrespective of the outcome of such matter, but only to the extent such items relate to tax years (i) which are subject to an audit, investigation, examination or other proceeding, or (ii) with respect to which the statute of limitations has not expired.

                  (e) The Disclosure Schedule sets forth (i) all federal tax elections that currently are in effect with respect to the Company, and (ii) all elections for purposes of foreign, state or local Taxes and all consents or Agreements for purposes of federal, foreign, state or local Taxes in each case that reasonably could be expected to affect or be binding upon the Company or its Assets or operations after Closing. The Disclosure Schedule sets forth all Material changes in accounting methods for Tax purposes at any time made, agreed to, or required with respect to the Company.

                  (f) Except as set forth on the Disclosure Schedule, the Company has not: (i) been a partner in a partnership or an owner of an interest in an entity treated as a partnership for federal income tax purposes; (ii) executed or filed with the Internal Revenue Service any consent to have the provisions of Section 341(f) of the Code apply to it; (iii) been subject to
Section 999 of the Code; (iv) been a passive foreign investment company as defined in Section 1296(a) of the

Code; or (v) been a party to any Agreement relating to the sharing, allocation or payment of, or indemnity for, Taxes.

     3.10.        CONDUCT OF BUSINESS; ABSENCE OF MATERIAL ADVERSE CHANGE

                  Except as otherwise contemplated by the terms of this Purchase Agreement or as set forth in the Disclosure Schedule, since December 31, 1998, there has been no material adverse change in the business, operations, prospects, condition (financial or otherwise), Assets or liabilities of the Company. Except as set forth in the Disclosure Schedule or as contemplated hereunder, since December 31, 1998, the Company has conducted business substantially in the manner heretofore conducted and only in the Ordinary Course of Business, and the Company has not:

                  (a) incurred any loss Materially and adversely affecting any of its Assets as the result of any fire, explosion, flood, windstorm, earthquake, labor trouble, riot, accident, act of God or public enemy or armed forces, or other casualty;

                  (b) issued any capital stock or member interests, bonds or other corporate securities or debt instruments, granted any options, warrants or other rights calling for the issuance thereof, or borrowed any funds (other than borrowings in the Ordinary Course of Business in amounts, individually or in the aggregate, that do not exceed $50,000);

                  (c) incurred, or become subject to, any obligation or liability (absolute or contingent, matured or unmatured, known or unknown), except current liabilities incurred in the Ordinary Course of Business and liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent;

                  (d) discharged or satisfied any Encumbrance or paid any obligation or liability (absolute or contingent, matured or unmatured, known or unknown) other than current liabilities shown in the Financial Statements and current liabilities incurred since December 31, 1998 in the Ordinary Course of Business;

                  (e) declared or made payment of, or set aside for payment, any dividends or distributions of any Assets, or purchased, redeemed or otherwise acquired any of its capital stock, any securities convertible into capital stock, or any other securities;

                  (f) mortgaged, pledged or subjected to any Encumbrance any Material Assets, except for (i) Encumbrances reflected in the Financial Statements of the Company or on the Disclosure Schedule, (ii) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not Materially detract from the value of, or impair the use of, such property by the Company in the operation of their respective businesses, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent;

                  (g) sold, exchanged, transferred or otherwise disposed of any Material Assets, or canceled any Material debts or claims, except in each case in the Ordinary Course of Business;

                  (h) written down the value of any Material Assets or written off as uncollectible any Material notes or accounts receivable, except write-downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, are Material;

                  (i) entered into any transactions other than in the Ordinary Course of Business;

                  (j) increased by more than five percent (5%) the rate of compensation payable, or to become payable, by the Company to any of its officers, employees, agents or independent contractors over the rate being paid to them on December 31, 1998;

                  (k) made or permitted any amendment or termination of any Material Agreement to which it is a party or which it owns;

                  (l) through negotiation or otherwise made any commitment or incurred any liability to any labor organization;

                  (m) made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any director, officer or employee other than in the Ordinary Course of Business;

                  (n) directly or indirectly paid any severance or termination pay to any officer or employee in excess of three months' salary;

                  (o) made capital expenditures, or entered into commitments therefor, aggregating more than $50,000;

                  (p) made any change in any method of accounting or accounting practice;

                  (q) entered into any transaction of the type described in
Section 3.23 or

                  (r) made an Agreement to do any of the foregoing.

     3.11.        TITLE TO PROPERTY AND ASSETS

                  The Company has good, valid and marketable title to all Material Assets owned by it, free and clear of all Encumbrances other than those Encumbrances referred to in the Financial Statements (or the notes thereto) and liens for taxes not yet due and payable. The Company does not own any real estate, and the Company is not a United States Real Property Holding Company as defined under Section 897 of the Code. All personal property of the Company is in good operating condition and repair in all Material respects (ordinary wear and tear and routinely scheduled maintenance excepted) and is suitable and adequate for the uses for which it is intended or is being used.

     3.12.        INSURANCE

                  Other than as set forth in the Disclosure Schedule, the Company has insurance coverage under policies that (a) are with insurance companies reasonably believed by the Company to be financially sound and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company with all requirements of Law and of all Agreements to which the Company is a party; (d) to the Company's knowledge are valid and outstanding policies enforceable against the insurer; and (e) in the Company's reasonable belief, provide adequate insurance coverage for the Assets and business of the Company.

     3.13.        INTELLECTUAL PROPERTY

                  (a) The Company owns, or is licensed or otherwise possesses all necessary rights to use all patents, trademarks, trade names, service marks, trade dress, copyrights and any applications therefore, maskworks, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs and applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business or products of the Company.

                  (b) The Disclosure Schedule lists all (i) patents, patent applications, registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks included in the Intellectual Property that are owned by the Company, including the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property owned by the Company (other than mass-market shrink wrap software), and (iii) licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks or copyrights, including software (other than mass-market shrink wrap software) ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of, any Company product.

                  (c) Except as disclosed on the Disclosure Schedule, the Company has taken (or, with respect to Third Party Intellectual Property Rights that are Material to the Company's business or products, has ensured that the owner thereof has taken) all necessary action in all appropriate jurisdictions, both domestic and foreign, to register and maintain the registration of all Intellectual Property that is Material to the Company's business or products that may be registered.

                  (d) To the knowledge of the Company, there is no actual or suspected unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of the Company, or any Third Party Intellectual Property Rights, that are Material to the Company's business or properties, to the extent licensed by or through the Company, by any third party, including any employee or former employee of the Company. Except as set forth on the Disclosure Schedule, there are no royalties, fees or other payments or compensation payable by the Company to any person by reason of the ownership, use, sale or disposition of Intellectual Property.

                  (e) The Company is not, nor will it be as a result of the execution and delivery of this Purchase Agreement, the Common Stock, or the Agreements contemplated hereby, or the performance of its obligations thereunder, in breach of any license, sublicense or other

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agreement relating to the Intellectual Property, including Third Party
Intellectual Property Rights.

                  (f) The Company has no knowledge that the conduct of the business of the Company infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                  (g) All officers, directors, employees and consultants of the Company have executed and delivered to the Company an agreement regarding assignment to the Company of any Intellectual Property arising from services performed for the Company by such persons. Except as disclosed on the Disclosure Schedule, there is no Intellectual Property developed by a stockholder, director, officer, consultant or employee of the Company that is used in the business of the Company that has not been transferred to, or is not owned free and clear of any liens or Encumbrances by, the Company.

                  (h) The Company has entered into written confidentiality agreements with all third parties having access to Company-owned Intellectual Property in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by the Company that is not otherwise protected by a patent, a patent application, copyright, trademark, or other registration or legal scheme.

     3.14.         YEAR 2000 COMPLIANCE

                  (a) Each system owned by the Company comprised of software, hardware or databases, the operational failure of which would be reasonably likely to result in a Material Adverse Effect (collectively, a "System") will be able to accurately process date data, including, but not limited to, calculating, comparing and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations ("Year 2000 Complian ). The Company has no reason to believe that it or any of its Subsidiaries will incur material expenses arising from or relating to the failure of any of their Systems to be Year 2000 Compliant.

                  (b) All vendors of products to the Company or any of its Subsidiaries, the operational failure of which would be reasonably likely to result in a Material Adverse Effect, and such respective products, to the knowledge of the Company, are (or prior to December 31, 1999, will be) Year 2000 Compliant. To the knowledge of the Company after a reasonably diligent investigation, each such vendor will continue to furnish its products to the
Company or its Subsidiaries, as applicable,         without interruption or
material delay, on and after January 1, 2000. However, the Company depends on, and its systems connect to, systems of other companies, particularly international and foreign telecommunications providers. The Company makes no representations as to the Company's interconnection with such providers.

     3.15.        DEBT INSTRUMENTS

                  The Disclosure Schedule lists all mortgages, indentures, notes, guarantees and other Agreements for or relating to borrowed money (including, without limitation, conditional sales agreements and capital leases) involving payments by the Company aggregating in excess of $25,000 per year to which the Company is a party or which have been assumed by the

Company or to which any Material Assets are subject that are not specifically disclosed in the Financial Statements. The Company has performed all the Material obligations under the Agreements listed on the Disclosure Schedule and those that are specifically disclosed in the Financial Statements required to be performed by it to date and are not in default in any respect under any of the foregoing, and, to the knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     3.16.        LEASES

                  The Disclosure Schedule lists all leases and other Agreements under which the Company is a lessee or lessor of any Material Asset (including real property), or holds, manages or operates any Material Asset owned by any third party, or under which any Material Asset owned by the Company is held, operated or managed by a third party. Except as described in the Disclosure Schedule, the Company is the owner and holder of all the leasehold estates purported to be granted by the leases or other Agreements listed in the Disclosure Schedule. Each such lease and other Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and, to the Company's knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally), and grants the leasehold estate it purports to grant free and clear of all Encumbrances. All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that the Company is responsible therefor, other than where the failure to obtain any such approvals would not have a Material Adverse Effect, and there are no outstanding disputes thereunder and, to the knowledge of the Company, there have been no threatened cancellations thereof. The Company has in all respects performed all material obligations thereunder required to be performed by it to date. Neither the Company nor, to the knowledge of the Company, any other party is in default in any respect under any of the foregoing, and, to the knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

     3.17.       OTHER AGREEMENTS

                  (a) The Disclosure Schedule lists all Material Agreements to which the Company is a party or by which the Company is bound at the date hereof. Each such Material Agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against the Company and to the Company's knowledge, the other parties thereto (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally). All necessary governmental approvals with respect thereto have been obtained and all necessary filings or registrations therefor have been made, in each case to the extent that the Company is responsible therefor, other than where the failure to obtain any such approvals would not have a Material Adverse Effect, and there are no outstanding disputes thereunder and, to the knowledge of the Company, there have been no threatened cancellations thereof. The Company has performed all the material obligations thereunder required to be performed to date. Neither the Company nor, to the knowledge of the Company, any other party is in default in any Material respect under any of the Agreements listed in the Disclosure Schedule, and, to the knowledge of the Company, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default.

                  (b) Except as listed in the Disclosure Schedule (and without limiting the foregoing), the Company is not a party to any oral or written:

                      (i) Agreement for the employment of any officer, employee, consultant or independent contractor;

                      (ii) license agreement or distributor, dealer, manufacturer's representative, sales agency, advertising, property management or brokerage agreement;

                      (iii) Agreement with any labor organization or other collective bargaining unit;

                      (iv) Agreement for the future purchase of materials, supplies, services, merchandise or equipment involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

                      (v) Agreement for the purchase, sale or lease of any real estate or other Assets involving payments of more than $50,000 over its remaining term (including, without limitation, periods covered by any option to renew by either party);

                      (vi) profit-sharing, bonus, incentive compensation, deferred compensation, stock option, severance pay, stock purchase, employee benefit, insurance, hospitalization, pension, retirement or other similar plan or Agreement;

                      (vii) Agreement for the sale of any of its Material Assets or the grant of any preferential rights to purchase any of its Material Assets or rights, other than in the Ordinary Course of Business;

                      (viii) Agreement which contains any provisions requiring the Company to indemnify or guarantee the obligations of any other party;

                      (ix) joint venture agreement or other Agreement involving the sharing of profits;

                      (x) outstanding loan to any person or entity or receivable due from any stockholder of the Company or persons or entities Controlling, Controlled by or under common Control with the Company;

                      (xi) Agreement (including, without limitation, Agreements not to compete and exclusivity Agreements) that reasonably could be interpreted to impose any restriction on any business operations of the Company;

                      (xii) other Material Agreement which by its terms does not terminate or is not terminable by the Company within 30 days or upon 30 days' (or less) notice.

                      (xiii) Agreement which entitles any customer or customers to a rebate or right of set-off, singly or in the aggregate, in amount in excess of $50,000, or which vary in any material respect from the Company's or any Subsidiary's standard contracts; or

                      (xiv) Agreement with any supplier of goods or services containing any provision permitting any party other than the Company or Subsidiary to renegotiate the price or other terms, or containing any pay-back or other similar provision upon the occurrence of a failure by the Company or any Subsidiary to meet its obligations under the Agreement when due or the occurrence of any other event;

     3.18.        BOOKS AND RECORDS

                  The books of account, stock records, minute books and other records of the Company are true and accurate and have been maintained in accordance with good business practices and the matters contained therein are appropriately and accurately reflected in the Financial Statements.

     3.19.        LITIGATION; DISPUTES

                  (a) Except as described in the Disclosure Schedule, there are no actions, suits, claims, arbitrations, proceedings or known investigations pending or, to the knowledge of the Company, threatened or reasonably anticipated against, affecting or involving the Company, its Subsidiaries, or their business or Assets, or the transactions contemplated by this Purchase Agreement before or by any court, arbitrator or governmental authority, domestic or foreign. The Company and its Subsidiaries are not operating under, subject to or in default with respect to any order, award, writ, injunction, decree or judgment of any court, arbitrator or governmental authority. The Company has Furnished to the Investors copies of all pleadings filed with respect to any Material litigation in which the Company and its Subsidiaries are engaged.

                  (b) Except as set forth on the Disclosure Schedule, the Company is not currently involved in or, to the knowledge of the Company, reasonably anticipates any material dispute with any of its current or former employees, agents, brokers, distributors, vendors, customers, business consultants, franchisees, franchisers, representatives or independent contractors (or any current or former employees of any of the foregoing persons or entities) which would reasonably be expected to have a Material Adverse Effect.

     3.20.        LABOR RELATIONS

                  There are no strikes, work stoppages, grievance proceedings, union organization efforts or other controversies pending or, to the knowledge of the Company, threatened or reasonably anticipated between the Company and (a) any current or former employees of the Company, or (b) any union or other collective bargaining unit representing the employees. The Company is in compliance in all Material respects with all Laws relating to employment or the workplace, including, without limitation, provisions relating to wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation, employee privacy and right to know. Except as set forth on the Disclosure Schedule, there are no collective bargaining agreements, employment agreements between the Company and any of its employees, or professional service agreements not terminable at will relating to the businesses and Assets of the Company. The consummation of the transactions contemplated hereby will not cause the Company or the Investor to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any person or entity.

     3.21.        EMPLOYEE BENEFIT AND COMPENSATION PLANS AND ARRANGEMENTS.

                  Neither the Company nor any Subsidiary sponsors, maintains, contributes to or has any liabilities to a Pension Plan or Welfare Plan, and neither the Company nor any Subsidiary has ever sponsored, maintained, contributed to or had any liabilities to a Pension Plan or Welfare Plan. Other than as indicated on the Disclosure Schedule, the Company or any Subsidiary does not provide nor has ever provided any material Fringe Benefits.

     3.22.        TRANSACTIONS WITH RELATED PARTIES

                  Except as set forth on the Disclosure Schedule, neither any present or former officer, director or stockholder of the Company, nor any Affiliates of the officers, directors or stockholders, are currently a party to any transaction with the Company, including, without limitation, any Agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any of the officers, directors, stockholders or Affiliates.

     3.23.        OPERATIONS OF THE COMPANY

                  (a) The Company's e-commerce marketplace has been commercially operational, meaning that its web site ("http:\\www.CallNOW.Com") (the "Web Site") has been capable of performing, and has performed, order taking and fulfillment functions, for at least the twenty (20) days prior to the date of this Agreement.

                  (b) In conducting its business, the Company does not take possession of any products through its Web Site. The Company has reviewed its foreign, state and local sales and use tax or value added tax liability and has conducted and will continue to conduct its business in a manner designed to minimize its foreign, state and local tax liability. The Company is currently in compliance with all foreign, state and local sales and use and value added tax laws except where such failure would not have Material Adverse Effect.

     3.24.        RESTRICTIONS AND CONSENTS

                  Except as set forth on the Disclosure Schedule, there are no Agreements, Laws or other restrictions of any kind to which the Company is a party or to which the Company's Assets are subject that would prevent or restrict the execution, delivery or performance of this Purchase Agreement or prohibit or limit the continued operation of the business of the Company after the date hereof on substantially the same basis as heretofore operated, as a result of the execution, delivery or performance of this Purchase
Agreement. The Disclosure Schedule lists all Agreements and Laws that require the consent or acquiescence of any person or entity not party to this Purchase Agreement with respect to any aspect of the execution, delivery or performance of this Purchase Agreement by the Company.

     3.25.        AUTHORIZATION; NO CONFLICT

                  The execution, delivery and performance by the Company of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and compliance with the respective terms and provisions hereof and thereof, and the consummation by the Company of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with, or violate any provision of, any Law having applicability to the Company or any of its Assets, or any provision of the certificate of incorporation or bylaws of the Company; (b) conflict with, or result in any breach of, or constitute a default under any Material Agreement to which the Company is a party or by which the Company or any of its Assets may be bound; or (c) result in or require the creation or imposition of or result in the acceleration of any indebtedness, or of any Encumbrance of any nature upon, or with respect to any of the Material Assets of the Company.

     3.26.        ABSENCE OF VIOLATION

                  The Company is not in violation of or default under, nor has the Company breached, any term or provision of its certificate of incorporation or bylaws or any Material Agreement or restriction to which the Company is a party or by which the Company is bound or any of its Material Assets are bound or affected. Neither the Company nor any of its officers, directors, employees or agents (or, to the Company's knowledge, stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of such entity) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful, questionable payment of money or other thing of value, any extraordinary discount, or any other unlawful or unusual inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any offer, payment or promise to pay money or other thing of value (a) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (b) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes. The business of the Company is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements.

     3.27.        COMPLIANCE WITH LAW; APPROVALS

                  Except as set forth in the Disclosure Schedule:

                  (a) The operations of the Company have been conducted, in all Material respects, in compliance with all Laws (including Environmental Laws) and regulations applicable to the Company's business.

                  (b) The Company has not received notice of any violation (or of any investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of any violation) of any Law, nor is in material default with respect to any Law, and to the knowledge of the Company, no investigation, inspection, audit, or other proceeding by any governmental authority involving allegations of violation of any Law is threatened or contemplated;

                  (c) The Company has all licenses, franchises, permits, authorizations or approvals from all governmental authorities ("Approvals") required for the conduct of the business of the Company and the occupancy and operation, for its present uses, of the real and personal property which the Company owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect, and the Company is not in violation of any such Approval or any terms or conditions thereof.

                  (d) All such Approvals are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the knowledge of the Company, no suspension or cancellation thereof has been threatened; and

                  (e) No such Approvals will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Purchase Agreement or any of the other agreements contemplated hereunder or executed herewith.

     3.28.        BINDING OBLIGATION

                  This Purchase Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, (except as enforceability may be limited or affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws and equitable principles now or hereafter in effect and affecting the rights and remedies of creditors generally); and each Document to be executed by the Company pursuant hereto, when executed and delivered in accordance with the provisions thereof, shall be a valid and binding obligation of the Company, enforceable in accordance with its terms.

     3.29.        DISCLOSURE

                  No representation or warranty by the Company in this Purchase Agreement, and no Document Furnished or to be Furnished to the Investors pursuant to or in connection with this Purchase Agreement, contains or will contain any untrue or misleading statement of a Material fact or omits or will omit any Material fact necessary to make the statements contained herein or therein, in light of the circumstances under which made, not misleading. All facts that would reasonably be expected to be Material to an investor making a decision to invest in equity securities of the Company have been disclosed to the Investors.

     3.30.        USE OF PROCEEDS

                  The Company shall use the proceeds from the sale of the Shares to fund working capital and for other general corporate purposes.

     3.31.        OFFERING OF THE SECURITIES

                  Except for the Investors neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares or any security of the Company similar to the Shares has offered the Shares or any such similar security for sale to, or solicited any offer to buy the Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any person or persons, and neither the Company nor any person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares or any component thereof under the Securities Act), in either case so as to subject the offering, issuance or sale of the Shares to the registration provisions of the Securities Act.

     3.32.        MATERIAL CUSTOMERS AND SUPPLIERS

                  No customer or supplier which is Material to the Company or any Subsidiary has terminated, Materially reduced or threatened to terminate or Materially reduce its purchases from, or provision of products or services to, the Company or any Subsidiary, as the case may be.

     3.33.        SEC FILINGS

                  Since January 1, 1996, the Company has not (i) issued any security covered by a registration statement filed with the SEC pursuant to the Securities Act or the Investment Company Act of 1940, as amended, and no security issued by the Company has ever been registered pursuant to the Securities Exchange Act of 1934, as amended or (ii). The Company has not purchased or sold any security of which it or any affiliate was the issuer at any time when the information publicly available relating to the Company, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any Material fact or omitted to state any Material fact necessary in order to make the statements made therein not false or misleading.

     3.34.        AUTHORIZATION OF AGREEMENTS, ETC.

                  (a) The execution and delivery by the Company of this Purchase Agreement, the performance by the Company of its obligations hereunder, and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not (i) violate, conflict with or require any consent or approval under any provision of any law, permit, license, order of any court or other agency of government applicable to the Company or its Subsidiaries, the Certificate of Incorporation of the Company, as amended (the "Charter"), or Articles of Incorporation of its Subsidiaries, or the By-laws of the Company or its Subsidiaries, or any provision of any indenture, agreement or other instrument to which the Company or its Subsidiaries or any of their properties or assets is bound, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or its Subsidiaries, which in any case would have a Material Adverse Effect.

                  (b) The Shares to be issued to the Investors hereunder have been duly authorized, and, when so issued, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and Encumbrances. The issuance, sale and delivery of the Shares hereunder are not subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

     3.35.        COMPANY IS NOT AN INVESTMENT COMPANY

                  Neither the Company, nor any Subsidiary of the Company is an "Investment Company" as defined in Section 3(a) of the U.S. Investment Company Act of 1940, as amended.

4.                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each Investor hereby represents and warrants, severally and not jointly, to the Company as follows:

     4.1.         ORGANIZATION AND STANDING

                  The Investor is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its formation and each has the full and unrestricted power and authority to enter into this Purchase Agreement and to carry out the transactions contemplated hereby.

     4.2.         AUTHORIZATION

                  The execution, delivery and performance by that Investor of this Purchase Agreement and all other Documents contemplated hereby, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized, and will not: (a) conflict with, or violate any term or provision of the Investor's certificate of incorporation or limited partnership agreement or other governing documents or
(b) conflict with, or result in any breach of, or constitute a default under, any Agreement to which the Investor is a party or by which such Investor is bound. No other action is necessary for the Investor to enter into this Purchase Agreement and all other Documents contemplated hereby and to consummate the transactions contemplated hereby and thereby.

     4.3.         NO REGISTRATION UNDER THE SECURITIES ACT

                  Subject to the obligations of the Company to register the Shares for resale pursuant to Section 6, the Investor understands that the Shares to be purchased by it at Closing pursuant to the terms of this Purchase Agreement have not and will not be registered under the Securities Act or any state securities laws, been issued in reliance upon exemptions contained in the Securities Act or interpretations thereof and in the applicable state securities laws, and cannot be offered for sale, sold or otherwise transferred unless the Common Stock being acquired hereunder is registered or qualified for exemption from registration under the Securities Act.

     4.4.         ACQUISITION FOR INVESTMENT

                  The Shares are being acquired under this Purchase Agreement by the Investors solely for their own account, for investment and not with a view toward distribution within the meaning of the Securities Act, subject to the obligations of the Company to register the Shares for resale pursuant to Section 6.
     4.5.         EVALUATION OF MERITS AND RISKS OF INVESTMENT

                  The Investor has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Shares. The Investor is an " accredited investor" within the meaning of Rule 501(a) under the Securities Act. The Investor understands and is able to bear any economic risks associated with such investment (including, without limitation, the necessity of holding the Shares for an indefinite period of time.

     4.6.         ADDITIONAL INFORMATION

                  The Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Notwithstanding the foregoing, nothing contained herein shall operate to modify or limit in any respect the representations and warranties of the Company or to relieve them from any obligations to the Investors for breach thereof or the making of misleading statements or the omission of material facts in connection with the transactions contemplated herein.

5.   CONDITIONS PRECEDENT

                  Contemporaneously with the execution of this Agreement, the Company shall deliver to the Investors the following:

     5.1.         OPINION OF COUNSEL

                  The Investors shall have received an opinion of Stairs Dillenbeck Finley & Merle, counsel to the Company, as of the Closing Date, in a form reasonably acceptable to the Investors.

     5.2.         REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT.

                  The representations and warranties of the Company contained in this Purchase Agreement shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Chief Executive Officer or Chief Operating Officer of the Company shall have certified to such effect to the Investors in writing on behalf of the Company.

     5.3.         PERFORMANCE.

                  The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the

Closing Date, and the Chief Executive Officer or Chief Operating Officer of the Company shall have certified to the Investors in writing to such effect on behalf of the Company.

     5.4.         ALL PROCEEDINGS TO BE SATISFACTORY.

                  All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

     5.5.         SUPPORTING DOCUMENTS.

                  The Investors shall have received copies of the following documents:

                  (a) The Charter, certified as of a recent date by the Secretary of State of the State of Delaware, together with a certificate of said Secretary dated as of a recent date as to the legal existence and good standing of the Company in the State of Delaware, and certificates of the Secretary of State of each jurisdiction in which the Company is qualified to do business as a foreign corporation dated as of a recent date as to the Company's qualification and good standing in such jurisdiction.

                  (b) A certificate of the Chief Executive Officer or Chief Operating Officer of the Company dated as of the Closing Date and certifying (i) that attached thereto is a true and complete copy of the Bylaws of the Company as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Purchase Agreement and the issuance, sale and delivery of the Shares, (iii) that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the transactions contemplated by this Purchase Agreement, and
(iv) to the incumbency and signatures of each officer of the Company executing this Purchase Agreement and the Shares on behalf of the Company and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this subsection (b).

     5.6.         DOCUMENTS AT CLOSING

                  All documents required to be furnished by the Company to the Investors prior to or at Closing shall have been so furnished.

     5.7.         CONSENTS

                  (a) The Investors shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals shall be in full force and effect on the Closing Date.

                  (b) The Company shall have received all consents, authorizations and approvals of governmental and private parties which are required to be obtained in order to consummate the transactions contemplated hereby, and such consents, authorizations and approvals be in full force and effect on the Closing Date.

All such documents shall be satisfactory in form and substance to the Investors and their counsel.

6.   REGISTRATION RIGHTS

     6.1.         REGISTRATION OF THE SHARES.

                  The Company agrees to register the Shares for resale under the Securities Act. To the extent the Company conducts an underwritten offering, the Company will ensure that 136,364 of the Shares are included in that underwritten offering, in the proportions chosen by the Investors. The balance of the Shares shall be registered pursuant to Rule 415 for resale commencing after the holdback period set forth in Section 6.2(c) hereof. In this connection, the Company shall:

                  (a) Prepare and file with the SEC as soon as reasonably practicable, and in no case later than October 1, 1999, a registration statement on Form S-1 or any other form which counsel for Company shall deem appropriate, and which form shall be available for the sale of the Shares in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective as provided herein, provided that before filing with the SEC a registration statement or prospectus or any amendments or supplements thereto, Company will (A) furnish to one counsel selected by Investors copies of all such documents proposed to be filed for said counsel's review and comment, and (B) notify Investors of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than two years or such shorter period that will terminate when the Shares have been sold (but not before the expiration of the time periods referred to in Section 4(3) of the Securities Act and Rule 174, or any successor thereto, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

                  (c) Furnish to Investors and each underwriter, if any, of Shares covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other customary documents as Investors may reasonably request in order to facilitate the disposition of the Shares owned by Investors.

                  (d) Use its best efforts to register or qualify such Shares under such other state securities or "blue sky" laws of such jurisdictions as Investors, and each underwriter, if any, of Shares covered by such registration statement reasonably request and do any and all other acts and things that may be reasonably necessary or advisable to enable Investors and each underwriter, if any, to consummate the disposition in such jurisdictions of the Shares owned by Investors; provided that Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (B) subject itself to taxation or regulation of its business in any such jurisdiction other than Delaware or (C) consent to general service of process in any such jurisdiction other than Delaware.

                  (e) Use its best efforts to cause the Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities exercising jurisdiction over Company to enable Investors to consummate the disposition of such Shares.

                  (f) Promptly notify Investors, at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event that comes to Company's attention if, as a result of such event, the prospectus included in such registration statement contains an untrue statement of a Material fact or omits to state any Material fact required to be stated therein or necessary to make the statements therein not misleading; and Company will promptly prepare and furnish to Investors a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a Material fact or omit to state any Material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (g) Use its best efforts to cause all such Shares to be listed on a national securities exchange in the United States or the Nasdaq Stock Market, if the listing of such Shares is then permitted under the rules of such exchange or Nasdaq, or and on each securities exchange on which similar securities issued by Company may then be listed or quoted, and enter into such customary agreements including, if required, a listing application and indemnification agreement in customary form, and to provide a transfer agent and registrar for such Shares covered by such registration statement no later than the effective date of such registration statement.

                  (h) Enter into such customary agreements (including an underwriting agreement or qualified independent underwriting agreement, in each case, in customary form) and take all such other actions as Investors or the underwriters retained by Investors, if any, reasonably request in order to expedite or facilitate the disposition of such Shares, including customary representations, warranties, indemnities and agreements.

                  (i) Make available for inspection, during normal business hours of Company, by Investors, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by Investors or any such underwriter (collectively, the "Inspectors"), all Material financial and other records and pertinent corporate documents and properties of Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Company's officers, directors and employees, and those of Company's affiliates, if any, to supply all Material information and respond to all inquiries reasonably requested by any such Inspector in connection with such registration statement.

                  (j) In the case of an underwritten offering, use its best efforts to obtain a "cold comfort" letter from Company's appointed auditors in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the underwriter(s) may reasonably request.

                  (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to Investors, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act) which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (l) In the case of an underwritten offering, make available the services of such executive officers of Company, as the underwriter(s) may reasonably request, for participation in a road show in furtherance of the underwriter's(s') bookmaking or sales effort, so long as such participation does not Materially interfere with the performance by any such officer of his or her duties to Company.

     6.2.         INVESTOR COOPERATION

                  (a) In connection with the Company's obligation to register the Shares for resale, Investors shall furnish to Company such information regarding the Shares with respect to the intended method of disposition of the Shares held by Investors as Company shall reasonably request and as shall be required in connection with the action to be taken by Company.

                  (b) Investors agree that, upon receipt of any notice from Company of the happening of any event of the kind described in Section 6.1.(f) hereof, Investors will forthwith discontinue disposition of any Shares until Investors' receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.1.(f) hereof, and, if so directed by Company, Investors will deliver to Company (at Company's expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in Investors' possession, of the prospectus covering such Shares current at the time of receipt of such notice. In the event that Company shall give any such notice, the period mentioned in Section 6.1.(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6.1.(f) hereof to and including the date when Investors shall have received the copies of the supplemented or amended prospectus contemplated Section 6.1.(f) hereof.

                  (c) In connection with the Company's contemplated underwritten offering, Investors agree not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144A under the Securities Act (or any successor provision) or any sale pursuant to Rule 144 (or any successor provision) under the Securities Act or otherwise, of any Shares, other than by pro-rata distribution to their shareholders, partners, affiliates, or other beneficial Investors, and not to effect any such sale or distribution of any other equity security of Company during the five (5) calendar days prior to, and during the 180-calendar-day period (or such greater or lesser period as may be agreed upon between such Investors and the managing underwriter of such offering) that begins on the effective date of such registration statement (except as part of such registration), without the prior written consent of the managing underwriter of such offering; provided, however, that such Investors have received written notice of such registration at least two business days prior to the anticipated beginning of the 5-calendar-day period referred to above.

                  (d) Company agrees (i) not to effect any public sale or distribution of any of its equity securities or of any security convertible into or exchangeable or exercisable for any equity security of Company (other than any such sale or distribution of such securities in connection with any merger or consolidation by Company or any Affiliate of Company or the acquisition by Company or an Affiliate of Company of the securities or substantially all the assets of any other Person or in connection with an employee stock ownership plan, stock option plan or other benefit plan or in connection with any dividend reinvestment or other similar plan) during the 120-calendar-day period (or such greater or lesser period as may be agreed upon between Company and the Investors) which begins on, the 181st day from the effective date of such registration statement without the prior written consent of Investors, and (ii) that any agreement entered into after the date hereof pursuant to which Company issues or agrees to issue any privately placed equity securities shall contain a provision under which the holders of such securities agree not to effect any public sale or distribution of any such securities during the period and in the manner referred to in the foregoing clause (i).

          6.3. INDEMNIFICATION.

                  (a) Indemnification by Company. In the event of any registration of any Shares under the Securities Act pursuant to this Purchase Agreement, Company will indemnify and hold harmless, to the fullest extent permitted by law, each Investor, its directors and officers, general partners, limited partners and managing directors, and each other Person, if any, who Controls, is Controlled by or is under common Control with any Investor within the meaning of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Company's consent, which consent will not be unreasonably withheld) to which any Investor, any such director or officer or general or limited partner or managing director or any such Controlling Person may become subject under the Securities Act, United States state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any Material fact contained in any registration statement under which such securities were registered under the Securities Act, in any preliminary, final or summary prospectus contained therein, or in any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact required to be stated therein or necessary to make the statements therein not misleading. Company shall reimburse each Investor and each such director, officer, general partner, limited partner, managing director and Controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided, however, that Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information regarding such by any Investor, any such director or officer or general or limited partner or managing director or any such Controlling Person furnished to Company in writing by such Investor, director or officer or general or limited partner or managing director or such Controlling Person specifically for use in the registration statement or prospectus; and, provided, further, that Company shall not be liable to any Investor or any such Controlling Person, within the meaning of the Securities Act, pursuant to this Section 6.3(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented as the case may be, to the extent that any such loss, claim, damage or liability of such Investor or Controlling Person results from the fact that such Person sold Shares to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if Company has previously furnished copies thereof to such Person and such final prospectus, as then amended or supplemented, had corrected any such misstatement or omission. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor or any such director, officer, general partner, limited partner, managing director or Controlling Person and shall survive the transfer of such Shares by any Investor.

                  (b) Indemnification by Investors. In the event of any registration of any Shares under the Securities Act pursuant to this Purchase Agreement, each Investor will severally indemnify and hold harmless, to the full extent permitted by law, Company, its directors and officers, general partners, limited partners and managing directors, and each other Person, if any, who Controls, is Controlled by or is under common Control with Company within the meaning of the Securities Act and each other Investor against any and all losses, claims, damages or liabilities, joint or several, and expenses (including any amounts paid in any settlement effected with Investor's consent, which consent will not be unreasonably withheld) to which Company, any such director or officer or general or limited partner or managing director or any such Controlling Person or such other Investor may become subject under the Securities Act, United States state securities "blue sky" laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any Material fact contained in any registration statement under which such Shares were registered under the Securities Act, any preliminary prospectus, final or summary prospectus contained therein, or any amendment or supplement thereto, or (B) any omission or alleged omission to state therein a Material fact required to be stated therein or necessary to make the statements therein not misleading. Investor shall reimburse Company and each such director, officer, general or limited partner, managing director and Controlling Person and such other Investor for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided however, that each Investor shall be liable hereunder (i) in any such case if and only to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with information regarding such Investor furnished to Company in writing by such Investor specifically for use in the registration statement or prospectus, and
(ii) in any event in no greater amount than the gross proceeds (including any underwriting commission or discount) received by such Investor from its sale of Shares pursuant to such registration statement or prospectus. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of

Company or any such director, officer, general partner, limited partner, managing director, Controlling Person or other Investor and shall survive the transfer of such Shares by the indemnifying Investor.

                  (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 6.3., such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the indemnifying party of the commencement of such action, provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 6.3, except to the extent that the indemnifying party is actually Materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party will not be subject to any liability for any settlement made without its written consent (which consent shall not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonably necessary. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

                  (d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6.3 is for any reason held to be unenforceable although applicable in accordance with its terms, Company and Investors shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Company and Investors in such proportion as shall be appropriate to reflect the relative fault of Company, on the one hand, and Investors on the other, with respect to the statements or omissions that resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a Material fact or omission or alleged omission to state a Material fact relates to information supplied by Company or Investors, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Company and Investors agree that it would not be just and equitable if contribution pursuant to this Section 6.3. were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. Notwithstanding anything to the contrary contained herein, Company and Investors agree that any contribution required to be made by Investors pursuant to this Section 6.3. shall not exceed the net proceeds from the offering of Shares (before deducting expenses) received by Investors with respect to such offering. For purposes of this Section 6.3., each Person, if any, who Controls any Investor within the meaning of the Securities Act shall have the same rights to contribution as Investors, and each director of Company, each officer of Company who signed the registration statement, and each Person, if any, who Controls Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Company. With respect to any claim pursuant to this Section 6.3. no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         6.4.     RULE 144.

                  Company agrees that, so long as any Shares are registered under the Exchange Act, it will file in a timely manner all reports required to be filed by it pursuant to the Exchange Act and, if at any time Company is not required to file such reports, it will make available to the public, to the extent required to permit the sale of Shares by Investors pursuant to Rule 144, current information about itself and its activities as contemplated by Rule 144 under the Securities Act, as such Rule may be amended from time to time.

         6.5.     REGISTRATION EXPENSES

                  (a) The Company agrees to pay all registration expenses incident to the performance or compliance with this Purchase Agreement and the registration of the Shares, regardless of whether the registration statement becomes effective, including without limitation: (i) all SEC, stock exchange, or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any of the Shares), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the registration statement relating to the Shares, any underwriting agreements and other documents relating to the performance of and compliance with this Purchase Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Shares on any securities exchange, (v) all rating agency fees, (vi) the fees and disbursements of counsel for Company and of Company's independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) any fees and disbursements of any underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the registration statement relating to any of the Shares, including underwriting discounts and commissions and transfer taxes, if any and (viii) in the case of an underwritten offering all expenses of any road show deemed reasonably necessary by the underwriters in their bookmaking or sales effort.

7.   SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION REMEDIES

     7.1.         SURVIVAL OF REPRESENTATIONS

                  All representations, warranties, covenants, and other Agreements made by any party to this Purchase Agreement herein or pursuant hereto shall also be deemed made on and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all the representations, warranties, covenants, indemnities and other Agreements shall survive the Closing Date.

     7.2.         GENERAL INDEMNITY.

                  The Company hereby indemnifies and holds harmless each Investor and its successors and assigns and their respective directors, officers, employees and agents against and in respect of any and all costs, expenses, debts, liabilities and obligations incurred by any of them, including reasonable attorney fees and expenses, for breach of any representation, warranty or promise made to any of them by the Company or any Subsidiary hereunder. Each of the Investors hereby severally (and not jointly) indemnifies and holds harmless the Company and its successors and assigns and their respective directors, officers, employees and agents against and in respect of any and all costs, expenses, debts, liabilities and obligations incurred by any of them, including reasonable attorney fees and expenses, for breach of any representation, warranty or promise made to any of them by such Investor hereunder except for representations warranties or promises made pursuant to
Section 6. which contains separate indemnification provisions.

     7.3.         SPECIFIC PERFORMANCE

                  In addition to any other remedies which the Investors may have at law or in equity, the Company hereby acknowledges that the Shares and the Company are unique, and that the harm to the Investors resulting from breaches by the Company of its obligations cannot be adequately compensated by damages. Accordingly, the Company agrees that the Investors shall have the right to have all obligations, undertakings, Agreements, covenants and other provisions of this Purchase Agreement specifically performed by the Company and that the Investors shall have the right to seek an order or decree of such specific performance in any of the courts of the United States of America or of any state or other political subdivision thereof.

     7.4.         REMEDIES CUMULATIVE

                  The remedies provided herein shall be cumulative and shall not preclude the assertion by the Company or the Investors of any other rights or the seeking of any other remedies against the other, or their respective successors or assigns.

8.   MISCELLANEOUS

     8.1.         ADDITIONAL ACTIONS AND DOCUMENTS

                  After Closing, each of the parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further Documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Purchase Agreement.

     8.2.         NO BROKERS

                  Each of the parties hereto represents and warrants to the other parties (and to each of them) that, such party has not engaged any broker, finder or agent in connection with the transactions contemplated by this Purchase Agreement and has not incurred (and will not incur) any unpaid liability to any broker, finder or agent for any brokerage fees, finders' fees or commissions, with respect to the transactions contemplated by this Purchase Agreement. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims asserted against such parties for any such fees or commissions by any persons purporting to act or to have acted for or on behalf of the indemnifying party.

     8.3.         JURY WAIVER

                  The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this agreement or any of the transactions or agreements contemplated hereby.

     8.4.         PUBLICITY

                  Neither the Investors nor the Company shall issue any press release or make any public disclosure regarding the transaction contemplated hereby unless such press release or public disclosure is approved by those parties expressly mentioned by name in the press release in advance. Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised by counsel as legally necessary or advisable and may make such disclosure as it is advised by its counsel as required by law.

     8.5.         EXPENSES

                  Subject to the provisions of this Section 7.6, each party hereto shall pay its own expenses incident to this Purchase Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements, except that the Company agrees to pay the Investors' legal fees and expenses up to an aggregate of $5,000.

     8.6.         FINANCIAL INFORMATION.

                  For so long as the Company is not a reporting company under the Exchange Act, the Company agrees to send the following to each Invester: (i) promptly following the date on which they become available but in no event later than 90 days after the end of each fiscal year, a copy of the Company's audited annual financial statements: (ii) promptly following the date on which they become available but in no event later than 45 days after the end of each fiscal quarter, a copy of the Company's unaudited quarterly financial statements; (iii) promptly following the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iv) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

     8.7.         ASSIGNMENT

                  Each Investor shall have the right to assign its rights and obligations under this Purchase Agreement, in whole or in part, to any Affiliate of an Investor or to designate any of its Affiliates (to the extent permitted by Law) to receive directly the Shares to be purchased hereunder or to exercise any of the rights of such Investor, or to perform its obligations, provided that such assignee shall have been deemed to have made the representations and warranties contained in Article 4 hereof. The Company shall not assign its rights and obligations under this Purchase Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Investors, and any), such assignment contrary to the terms hereof shall be null and void and of no force and effect. In no event shall the assignment by the Company or an Investor of its rights or obligations under this Purchase Agreement, whether before or after the Closing, release the Company or the Investor from their respective liabilities and obligations hereunder.

     8.8.         ENTIRE AGREEMENT; AMENDMENT

                  This Purchase Agreement, including the Disclosure Schedule, the Exhibits and other Documents referred to herein or Furnished pursuant hereto, constitutes the entire Agreement among the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior oral or written Agreements, commitments or understandings with respect to the matters provided for herein. No amendment or modification of this Purchase Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Company and the Investors.

     8.9.         WAIVER

                  No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Purchase Agreement or under any other Documents Furnished in connection with or pursuant to this Purchase Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     8.10.        SEVERABILITY

                  If any part of any provision of this Purchase Agreement or any other Agreement or document given pursuant to or in connection with this Purchase Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Purchase Agreement.

     8.11.        GOVERNING LAW

                  This Purchase Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of New York (excluding the conflicts of law principles thereof).

     8.12.        NOTICES

                  All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Purchase Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telecopy or telex, addressed as follows:

                  (i)   If to Eden:

                        Eden Capital Fund Limited
                        18 Upper Brook Street
                        London W1Y 1PD
                        England
                        Attn:  Tom Henderson
                        Fax #: (011) 44-171-290-3040

                  (ii)  If to Upper Brook:

                        Upper Brook Ltd.
                        c/o Citco Band and Trust Company (Bahamas) Limited Bahamas Financial Centre, 3rd Floor
                        Shirley & Charlotte Streets
                        P.O. Box CB-13136
                        Nassau Bahamas
                        Fax #: (242) 356-0223

                  in each case with a copy (which shall not constitute notice) to:



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

                         Seward & Kissel LLP
                         One Battery Park Plaza
                         New York, New York 10004
                         Attn:  Peter E. Pront/Gary J. Wolfe
                         Fax #:  (212) 480-8421

                (iii)    If to the Company:

                         CallNOW.Com, Inc.
                         50 Broad St., 5th Floor
                         New York, New York 10004
                         Fax #:  (212) 785-4388

                 with a copy (which shall not constitute notice) to:

                         Stairs Dillenbeck Finley & Merle
                         330 Madison Avenue, Suite 2900
                         New York, New York 10017-5090
                         Attn: Neil Parent
                         Fax #:  (212) 687-3523

                  Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed, telecopied or telexed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback or confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     8.13.        HEADINGS

                  Section headings contained in this Purchase Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Purchase Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     8.14.        EXECUTION IN COUNTERPARTS

                  To facilitate execution, this Purchase Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single Agreement. It shall not be necessary in making proof of this Purchase Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     8.15.        BINDING EFFECT

                  Subject to any provisions hereof restricting assignment, this Purchase Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                          THE COMPANY:

                                          CallNOW.Com, Inc.

                                          By:  ________________________________
                                               Name:
                                               Title:

                                          THE INVESTORS:

                                          EDEN CAPITAL FUND LIMITED

                                          By:  ________________________
                                               Name:
                                               Title

                                          Number of Shares___38,182____________

                                          Purchase Price $____105,000.50_______

                                          UPPER BROOK LTD.

                                          By:  ________________________
                                               Name:
                                               Title:

                                          Number of Shares___507,272___________

                                          Purchase Price $____1,394,998________

                                    EXHIBIT A
                           TO STOCK PURCHASE AGREEMENT
                            DATED AS OF JULY 30, 1999

                                   DEFINITIONS

                  "AFFILIATE" means: (a) with respect to a person, any member of such person's family; (b) with respect to an entity, any officer, director, stockholder, partner or investor of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a person or entity, any person or entity which directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such person or entity.

                  "AGREEMENT" means any concurrence of understanding and intention between two or more persons (or entities) with respect to their relative rights and/or obligations or with respect to a thing done or to be done (whether or not conditional, executory, express, implied, in writing or meeting the requirements of contract), including, without limitation, contracts, leases, promissory notes, covenants, easements, rights of way, covenants, commitments, arrangements and understandings.

                  "ASSETS" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property.

                  "CHARTER" means the Certificate of Incorporation of the Company.

                  "CLAIMS" means all demands, claims, actions or causes of action, assessments, losses, damages (including, without limitation, diminution in value), liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees and disbursements.

                  "CLOSING" means the Closing of the sale of Shares to the Investors under this Purchase Agreement.

                  "CLOSING BALANCE SHEETS" means the latest balance sheets contained in the Financial Statements.

                  "CLOSING DATE" is the date on which the Closing occurs.

                  "CODE" means the Internal Revenue Code of 1986, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "COMMON STOCK" means the Company's Common Stock, par value $0.001 per share.

                  "COMPANY" means CallNOW.Com, Inc., a Delaware corporation. (throughout this document, Company shall also include is Subsidiaries whether or not so indicated).

                  "CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by Agreement or otherwise).

                  "DISCLOSURE SCHEDULE" means the disclosure schedule identified as the Disclosure Schedule to the Purchase Agreement.

                  "DOCUMENTS" means any paper or other material (including, without limitation, computer storage media) on which is recorded (by letters, numbers or other marks) information that may be evidentially used, including, without limitation, legal opinions, mortgages, indentures, notes, instruments, leases, Agreements, insurance policies, reports, studies, Financial Statements (including, without limitation, the notes thereto), other written financial information, schedules, certificates, charts, maps, plans, photographs, letters, memoranda and all similar materials.

                   "ENCUMBRANCE" means, with respect to any Asset, any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, Agreement, claim or equity of any kind.

                  "ENVIRONMENTAL LAWS" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act), including any plans, other criteria, or guidelines promulgated pursuant to such Laws, now or hereafter in effect relating to the generation, production, installation, use, storage, treatment, transportation, release, threatened release, or disposal of Hazardous Materials, noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

                  "Exchange Act' means the U.S. Securities Exchange Act of 1934, as amended.

                  "EXHIBIT" means an exhibit attached to the Purchase Agreement.

                  "FINANCIAL STATEMENTS" has the meaning set forth in Section
3.6.

                  "Fringe Benefits" means (i) incentive or deferred compensation arrangements, (ii) arrangements that could be characterized as providing for additional compensation, severance benefits or compensation associated with a change in control of the Company or any Subsidiary or (iii) arrangements providing stock options or stock bonus to an employee, former employee, a director, former director, any agent providing services to the Company or any Subsidiary, and any dependant of the such persons.

                  "FURNISHED" means supplied, delivered or provided in any way.

                  "HAZARDOUS MATERIALS" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic; (ii) which are or become defined as a "pollutants" "contaminants", "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or "petroleum", "oil" other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (iii) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof) or (iv) which pose a hazard to human health, safety, natural resources, industrial hygiene, or the environment, or an impediment to working conditions.

                  "INTELLECTUAL PROPERTY" means all franchises, patents, patent qualifications, trademarks, service marks, trade names, trade styles, brands, private labels, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of a like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof.

                  "LAWS" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities and to the businesses and Assets thereof (including, without limitation, Laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; safety, health and fire prevention; and environmental protection, including Environmental Laws).

                  "MATERIAL" means material to the Company and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means any material adverse effect on the assets, properties, business, operations, prospects, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries, taken as a whole.

                  "MATERIAL ASSET" means an Asset having a value equal to or in excess of $25,000, or Assets having an aggregate value in excess of $50,000.

                  "ORDINARY COURSE OF BUSINESS" means ordinary course of the Company's business consistent with past practices and business operations.

                  "PENSION PLAN" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

                  "PERSON" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or department or agency of a government.

                  "QUALIFIED PLAN" means a pension plan that satisfies, or is intended by the Company to satisfy, the requirements for tax qualification described in Section 401 of the Code.

                  "RELEASE" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or release of Hazardous Materials from any source (including without limitation the Real Property) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, or waste treatment, storage, or disposal systems at, on, above, or under the Real Property.

                  "SECTION" means a Section (or a subsection) of this Purchase Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and all laws promulgated pursuant thereto or in connection therewith.

                  "SHARES" means the Common Stock being purchased by the Investors pursuant to the terms of this Purchase Agreement.

                  "SUBSIDIARY" means a corporation or other entity (other than an Affiliate as defined above) of which at least 50% of the outstanding securities or other interests having rights to vote or otherwise exercise Control are held, directly or indirectly, by the Company.

                  "TAXES" means all federal, state, local and foreign taxes (including, without limitation, income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments of estimated taxes, assessments, deficiencies, levies, imports, duties, license fees, registration fees, withholdings, or other similar charges of every kind, character or description imposed by any governmental or quasi-governmental authorities, and any interest, penalties or additions to tax imposed thereon or in connection therewith.

                  "TAX RETURNS" means all federal, state, local, foreign and other applicable tax returns, declarations of estimated tax reports required to be filed by the Company or any Subsidiary (without regard to extensions of time permitted by law or otherwise).

                  "WELFARE PLAN" means an "employee welfare benefit plan" as such term is defined in Section (3)(1) of ERISA.